Sub-Item 77Q1(a)

Amended Schedule B, dated August 10, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 10, 2015 (Accession No. 0001193125-15-284538).

Amended Schedule B, dated August 31, 2015, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 1, 2015 (Accession No. 0001193125-15-308407).